UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2014

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 633-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing the departure of Rose M. Robeson as the Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC (the “General Partner”), the general partner of the Partnership, and the appointment of Sean O’Brien as the Group Vice President and Chief Financial Officer of the General Partner. Mr. O’Brien is currently the Group Vice President and Chief Financial Officer of DCP Midstream, LLC (“DCP Midstream”), the owner of the General Partner, and Mr. O’Brien will continue to serve in that position going forward. Ms. Robeson will provide consulting services to the Partnership and DCP Midstream for a transition period.

Mr. O’Brien, age 44, is the Group Vice President and Chief Financial Officer of DCP Midstream and has served in that position since May 2012. Prior to that time, Mr. O’Brien was Senior Vice President and Treasurer of DCP Midstream from May 2011 and prior to that he served as Vice President, Financial Planning and Analysis from September 2009. Prior to joining DCP Midstream in September 2009, Mr. O’Brien was with Duke Energy Corporation ("Duke Energy") where he served as General Manager of Financial Planning and Forecasting for Duke Energy’s Commercial Business Unit from May 2006, and prior to that he was Vice President and Controller of Duke Energy Generation Services from May 2005. Mr. O’Brien joined Duke Energy in 1997. Mr. O’Brien is a certified public accountant with over 21 years of experience in the finance area and over 16 years of experience in the energy industry.

There is no agreement between Mr. O’Brien and any other persons pursuant to which he was appointed as Group Vice President and Chief Financial Officer of the General Partner.

Mr. O’Brien also serves as Group Vice President and Chief Financial Officer of DCP Midstream. Mr. O’Brien will not be an employee of the Partnership and will not receive any additional compensation for his role as an executive officer of the General Partner. It is anticipated that the services provided by Mr. O’Brien to the Partnership will be reimbursed under the Services Agreement between the Partnership, DCP Midstream and certain of their affiliates. Although the precise amount of the reimbursement under the Services Agreement has not yet been determined, the Partnership currently expects it to be less than $300,000 in 2014.

DCP Midstream currently owns 100% of the General Partner, which allows it to control the Partnership, and approximately 22% of the outstanding common units representing limited partner interests in the Partnership. DCP Midstream is a joint venture equally owned by Phillips 66 and Spectra. For relationships among the Partnership, the General Partner, DCP Midstream and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference from the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2013.

Item 7.01 Regulation FD Disclosure.

On January 31, 2014, the Partnership issued a press release announcing the appointment of Mr. O’Brien and the departure of Ms. Robeson described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014	DCP Midstream Partners, LP

By: DCP Midstream GP, LP
its General Partner

By: DCP Midstream GP, LLC
its General Partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 31, 2014.